Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Hill International, Inc. and Subsidiaries on Form S-8 to be filed on or about June 22, 2012, of our report dated March 12, 2010, on our audit of the consolidated financial statements and financial statement schedule for the year ended December 31, 2009, which report was included in the Annual Report on Form 10-K filed March 12, 2012.

/s/ Amper, Politziner & Mattia, LLP

Edison, New Jersey

June 22, 2012